                                                                      EXHIBIT 11

                    COMPUCOM SYSTEMS, INC. AND SUBSIDIARIES

                Exhibit 11 - Computation of Per Share Earnings

                   (In thousands, except per share amounts)

                                                        Three months ended                Six months ended
                                                             June 30,                         June 30,
                                                    ----------------------------       -------------------------
                                                        1996             1995              1996          1995
                                                    ------------     -----------       -----------   -----------
                                                           (unaudited)                      (unaudited)
PRIMARY EARNINGS PER COMMON SHARE
- ---------------------------------

Net earnings                                          $  12,334        $  4,814          $  18,096     $  8,649
Preferred dividend                                         (225)           (300)              (450)        (600)
                                                    ------------     -----------       ------------  -----------
                                                      $  12,109        $  4,514          $  17,646     $  8,049
                                                    ============     ===========       ============  ===========

Average common shares outstanding                        44,604          34,011             44,439       33,956
Average common share equivalents                          2,893           2,250              2,811        2,036
                                                    ------------     -----------       ------------  -----------

Average number of common shares and
  common share equivalents outstanding                   47,497          36,261             47,250       35,992
                                                    ============     ===========       ============  ===========

Primary earnings per common share                         $ .25           $ .12              $ .37        $ .22
                                                    ============     ===========       ============  ===========

FULLY DILUTED EARNINGS PER COMMON SHARE
- ---------------------------------------

Primary net earnings                                  $  12,334        $  4,814          $  18,096     $  8,649
Preferred dividend                                                         (300)                           (600)
Interest expense, net of income tax expense                  23             250                 46          500
                                                    ------------     -----------       ------------  -----------
                                                      $  12,357        $  4,764          $  18,142     $  8,549
                                                    ============     ===========       ============  ===========

Average common shares outstanding                        44,604          34,011             44,439       33,956
Average common share equivalents                          2,892           2,576              3,019        2,570
Additional shares issuable                                2,603           8,409              2,603        8,409
                                                    ------------     -----------       ------------  -----------

Average number of common shares
  assuming full dilution                                 50,099          44,996             50,061       44,935
                                                    ============     ===========       ============  ===========

Fully diluted earnings per common share               $     .25        $    .11          $     .36     $    .19
                                                    ============     ===========       ============  ===========

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